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                                                                  EXHIBIT 10.42

                           STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made on May __, 1997, between David R. Hardten, M.D., Robert B. Kennedy, O.D., Thomas A. Knox, Gregory W. Kraupa, O.D., John W. Lahr, O.D., Richard L. Lindstrom, M.D., Jack W. Moore, Thomas W. Samuelson, M.D. and Bradley D. Richter, O.D. (hereinafter referred to collectively as "Sellers"), and Vision Twenty-One, Inc., a Florida corporation (hereinafter referred to as "Buyer").

                                    RECITALS

         A. The Sellers own all of the issued and outstanding shares of Midwest Eye Care Alliance, Inc., a Minnesota corporation ("Corporation").

         B. The Sellers as a group have been and will continue to be a significant presence in the Midwestern United States eye care industry and recently formalized their relationship by incorporating the Corporation to consolidate their collective efforts to impact such industry and to assist Buyer in the growth of their business in the Midwestern region of the United States.

         C. Buyer wishes to acquire the Corporation which contains the knowledge, procedures, plans and other elements of goodwill (the "Business Concept"), which Business Concept Buyer believes has significant value to Buyer and will benefit the future development of Buyer's business in the Midwestern United States.

         D. The Sellers desire to sell 100% of the outstanding stock ("Stock") in the Corporation to the Buyer which desires to purchase the same on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the above premises, the mutual promises contained herein and the other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Shares to be Purchased. The Sellers shall sell and the Buyer shall buy all of the Stock of the Corporation.

         2. Purchase Price. The Buyer shall pay to the Sellers for all of the Stock a total sum of Seven Hundred Thousand Dollars ($700,000.00) to be divided according to their ownership interest payable on the date of any initial public offering of Buyer.

         3. Closing Date. The Closing Date shall be on that date which is two
(2) weeks prior to Buyer's initial public offering either by mail or at the offices of Buyer's counsel, Shumaker, Loop & Kendrick, Suite 2800, Barnett Plaza, 101 E. Kennedy Boulevard, Tampa, Florida 33602, or at such other time and place as mutually agreed to by the parties. The closing by Buyer of the individual practices constituting the Sellers is a contingency hereof and shall have occurred before the closing date.



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         4.  Warranties and Representations of Sellers.

         Sellers jointly and severally hereby warrant, represent, and agree to and with Buyer as follows:

         (a) Sellers each have full, complete, and absolute title to the following number of shares of capital stock of the Corporation:

                  NAME                                    NO. OF SHARES

         David R. Hardten, M.D.                               3 1/3
         Robert B. Kennedy, O.D.                              10
         Thomas A. Knox                                       10
         Gregory W. Kraupa, O.D.                              7
         John W. Lahr, O.D.                                   10
         Richard L. Lindstrom, M.D.                           3 1/3
         Jack W. Moore                                        10
         Thomas W. Samuelson, M.D.                            3 1/3
         Bradley Richter, O.D.                                3

         (b) The title of each of Sellers to said shares is free and clear of any lien, charge, or encumbrance, and said shares aggregating sixty (60) shares, constitute all of the outstanding capital stock of the Corporation, and by sale of said shares of Stock hereunder, Buyer will receive good and absolute title thereto, free from any liens, charges, or encumbrances thereon;

         (c) The Corporation is a corporation duly organized and existing under and by virtue of the laws of the State of Minnesota, and is in good standing under the laws of that state; said outstanding sixty (60) shares of the capital stock of said Corporation have heretofore duly been issued; all of said issued and outstanding shares are valid, fully paid and nonassessable, and no assessment is outstanding against the same or any part thereof; before the closing of the sale of Stock hereunder, Sellers will deliver to Buyer the opinion of Fredickson & Byron, P.A., Seller's counsel, addressed to Buyer, stating that the sixty (60) shares of capital Stock of the Corporation now issued and outstanding have been lawfully issued under the laws of the State of Minnesota and are valid, and that all Stock transfer restrictions affecting the transfer of said shares of capital stock to Buyer hereunder have been duly complied with or effectively waived, and that upon the closing hereunder have been duly complied with or effectively waived, and that upon the closing hereunder Buyer will have full and absolute title to said shares free and clear of all liens, charges, or encumbrances;

         (d) The present directors and officers of the Corporation are the following:

         Directors:         Robert B. Kennedy, O.D.
                            Thomas A. Knox
                            Gregory W. Kraupa, O.D.
                            John W. Lahr, O.D.
                            Richard L. Lindstrom, M.D.
                            Jack Moore

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         Officers:    Richard L. Lindstrom, M.D.          President
                      Gregory W. Kraupa, O.D.             Vice President
                      John W. Lahr, O.D.                  Secretary
                      Thomas A. Knox                      Treasurer

and the written resignations of said officers and directors to be effective upon acceptance will be delivered to Buyer concurrently with the delivery of certificates representing the capital stock sold hereunder;

         (e) The Corporation's assets consist solely of the Business Concept and the Corporation does not have any other assets, nor does the Corporation have any liabilities except as set forth on Exhibit A attached hereto;

         (f) Title to the Corporation's assets are vested in the Corporation as of the date hereof, free of any liens, charges, or encumbrances. The Corporation's books of account, records, and files correctly reflect all operations and transactions and all assets and liabilities of the Corporation;

         (g) Between May 30, 1997 and the Closing Date hereunder, the Corporation has not and will not (1) transfer, sell, or otherwise dispose of any corporate property or assets material to the operation of its business other than in the ordinary and usual course of its business as heretofore conducted, save and except such items as shall have become no longer useful, obsolete, or worn out, or rendered of no further use and, if theretofore useful in the conduct of its business and operations, as may have been replaced with other items of substantially the same value and utility as the items transferred, sold, exchanged, or otherwise disposed of; (2) create, participate in, or agree to the creation of, any liens or encumbrances on its corporate property; (3) enter into any leases, contracts, or agreements of any kind or character or incur any liabilities save and except those to which it is presently committed and which are disclosed herein or in the exhibits hereto;
(4) make any payments or distributions to any of its officers, shareholders, or employees, save and except wages and salaries made to employees in the ordinary and usual course of the business as heretofore conducted including therein contributions pursuant to health, insurance, and pension plans presently in effect; (5) amend or repeal its articles of incorporation or by-laws nor issue any share of capital stock in addition to,a and other than,the he shares heretofore issued, or reissue any treasury stocks;

         (h) There are no undisclosed or contingent liabilities of the Corporation, and in the event that any such undisclosed or contingent liability shall hereafter arise applicable in whole or in part to a period prior to the closing date, Buyer shall give Sellers written notice thereof, and Sellers will thereupon within twenty (20) days following receipt of such notice discharge such liability or liabilities or undertake to defend and hold Buyer free and harmless therefrom and shall so notify Buyer. Upon failure of Sellers to discharge or undertake to defend against said liability within the time specified, Buyer may settle said liability, and the joint and several liability of Sellers under this subparagraph shall be conclusively established by such settlement;

        (i)  The Corporation is not a party to any lease agreements;

        (j)  The Corporation does not own any fixtures or equipment;

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         (k) The Corporation has no insurance polices presently in effect with respect to the corporate property and business of the Corporation;

         (l) There is no litigation pending against the Corporation, and none of the Sellers is aware of any threatened litigation;

         (m) All tax returns required to be made by the Corporation have been properly prepared, executed, and duly filed pursuant to applicable laws and regulations;

         (n) The Corporation has not violated any federal, state, or municipal law, statute, rule, or regulation or any executive order or presidential directive required by it to be observed or performed; and


         5. CONTINUING WARRANTIES

         The warranties, representations, and agreements set forth herein shall be continuous and shall survive the delivery by Sellers and the receipt by Buyer of the capital stock to be sold hereunder and shall also survive the deduction of amounts claimed to be due from the purchase price as provided in Section 2 hereof, and Buyer's right of recourse against said purchase price is not intended to be its exclusive remedy for the breach of any such warranties, representations, or agreements.

         6. INDEMNITY

         Without in any way limiting or diminishing the warranties, representations, or agreements herein contained or the rights or remedies available to the Buyer for the breach thereof, Sellers hereby jointly and severally agree to indemnify, defend and hold Buyer harmless from and against all loss, liability, damage, or expense arising out of any claims, demands, costs, assessments, penalties, fines, taxes, or other loss resulting directly or indirectly from the assertion against the Corporation of claims by any governmental entity, any corporation, partnership, or any person or persons arising before the Closing Date and not fully disclosed herein or not expressly excepted by the provisions hereof.

         7. WAIVER OF STOCK TRANSFER RESTRICTIONS

         Sellers hereby waive all preemptive rights and restrictions on the sale and transfer of the capital stock sold hereunder and agree to hold Buyer harmless from and against all liability, loss, damage, or claims arising directly or indirectly from Buyer's failure to obtain hereunder absolute, entire and unconditional ownership of the entire outstanding capital stock of the Corporation, free and clear of all restrictions, liens, charges, or encumbrances.

         8. BINDING AGREEMENT

         The provisions of this agreement shall inure to the benefit of and binds the successors and assigns of Buyer and the executors, administrators, heirs, successors and assigns of Sellers.

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     9. NOTICES


     All notices required or permitted to be given hereunder shall be in writing and shall be sent by first-class mail postage prepaid, deposited in the United States mail, and if intended for stockholders or Sellers shall be addressed to Lindstrom, Samuelson & Hardten, OPH, P.A., Park Avenue Medical Office Building, Suite 106, 710 East 24th Sheet, Minneapolis, Minnesota 55404, and, if intended for Buyer shall be addressed to Vision Twenty-One Inc., 7209 Bryan Dairy Road, Largo, Florida 34647. Either party may by written notice to the other change the address for notice to be sent to it.

     10. GOVERNING LAW

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT IS WAIVED.

     11. ARBITRATION

     Any dispute or disagreement arising between the parties hereto in connection with this Agreement, which is not settled to the mutual satisfaction of the parties within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists, shall be submitted to arbitration in Tampa, Florida to a member of the American Arbitration Association ("AAA") to be mutually appointed by the parties (or, in the event the parties cannot agree on a single such member, to a panel of three members selected in accordance with the rules of the AAA). The dispute or disagreement shall be settled in accordance with the Commercial Arbitration Rules of the AAA and the decision of the arbitrator(s) shall be final and binding upon the parties and judgement may be obtained thereon in a court of competent jurisdiction. The prevailing party shall be entitled to recover from the other party the fees and expenses of the arbitrator(s) as well as reasonable attorneys' fees, costs and expenses incurred by the prevailing party.


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         IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.


"SELLERS"

/s/ David Hardten                            /s/ Robert B. Kennedy
------------------------------------         ----------------------------------
DAVID R. HARDTEN, MD.                        ROBERT B. KENNEDY, O.D.


/s/ Thomas Knox                              /s/ Gregory Kraupa
------------------------------------         ----------------------------------
THOMAS A. KNOX                               GREGORY W. KRAUPA, O.D.


/s/ John Lahr                                /s/ Richard L. Lindstrom
------------------------------------         ----------------------------------
JOHN W. LAHR, O.D.                           RICHARD L. LINDSTROM, M.D.


/s/ Jack Moore                                /s/ Thomas Samuelson
------------------------------------          --------------------------------
JACK W. MOORE                                 THOMAS W. SAMUELSON, M.D.


/s/ Bradley Richter
-----------------------------------
BRADLEY RICHTER, O.D.


"BUYER"



VISION TWENTY-ONE, INC.

BY: /s/ Theodore N. Gillette
   --------------------------------
        President


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